UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2024

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2024, Reborn Coffee, Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with Bbang Ssaem Co. Ltd. (d/b/a Bbang Ssaem Bakery Café Korea) (the “Seller”), pursuant to which the Company purchased 166,000 shares of capital stock (the “Shares”) of the Seller. Following the acquisition of the Shares, the Company will own approximately 58% of the total outstanding shares of capital stock of the Seller.

As consideration for purchase of the Shares, the Company agreed to pay to the Seller an aggregate total of $1,000,000, payable as follows: (i) $200,000 in cash by December 31, 2024; and (ii) $800,000 in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be issued on January 31, 2025 at the lowest daily VWAP price over the five trading days immediately prior to January 31, 2025 (the “Consideration Shares”). The Purchase Agreement also contains customary representations, warranties, indemnification provisions and closing conditions including the required audit of the Seller as required by applicable regulations the Company is subject to.

The Seller is a bakery chain founded in 2019 which offers traditional pastries, bread, cakes, desserts and cookies and various beverages to customers. The Seller currently has 31 locations across South Korea.

The foregoing description of the Purchase Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in the “Item 1.01 Entry into a Material Definitive Agreement” above is incorporated into this Item 2.01 by reference. On November 6, 2024, the Company closed the on the transactions contemplated by the Purchase Agreement described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Consideration Shares is incorporated by reference herein in its entirety. When issued, the Consideration Shares will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and cannot be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company will issue the Consideration Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01 with respect to the acquisition described in Item 2.01 are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01 with respect to the acquisition described in Item 2.01 above is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, by and between Reborn Coffee, Inc. and Bbang Ssaem Co., Ltd., dated November 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2025

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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